KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                         50 WEST BROADWAY (300 SOUTH)
                       SALT LAKE CITY, UTAH  84101-2034

JAMES R. KRUSE                                      TELEPHONE:  (801) 531-7090
HOWARD S. LANDA                                    TELECOPY:    (801) 359-3954
ELLEN MAYCOCK                                                   (801) 531-7091
DAVID R. KING                                                   (801) 531-9894
KEITH L. POPE
LYNDON L. RICKS
KEVIN R. ANDERSON
STEVEN G. LOOSLE
JODY L. WILLIAMS
RICHARD C. TAGGART
DAVID C. WRIGHT
PAMELA S. NIGHSWONGER
SHANE L. HANNA

                                     September 3, 1996


     Re:    FX Energy, Inc.
            Registration Statement on Form S-8

Gentlemen:

     We have been engaged by FX Energy, Inc. (the "Company") to render our opinion respecting the legality of the issuance of certain securities to be issued pursuant to the registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

     (1)  Articles of incorporation of the Company;

     (2)  Bylaws of the Company;

     (3)  The Registration Statement; and

     (4)  Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

      Based upon the above examination, we are of the opinion that the Common Stock to be offered pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes.

      This firm consents to being named in the Registration Statement as having rendered the foregoing opinion.

                                       Sincerely yours,

                                       /s/ KRUSE, LANDA & MAYCOCK, L.L.C.


KL&M/JRK